Execution Copy

AMENDMENT NO. 1
Dated as of December 20, 2018
to
TERM LOAN CREDIT AGREEMENT
Dated as of June 8, 2018
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 20, 2018 by and among Takeda Pharmaceutical Company Limited, a joint-stock company organized and existing under the laws of Japan, (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Term Loan Credit Agreement dated as of June 8, 2018 by and among the Company, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;
WHEREAS, the Company, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the parties hereto agree that Section 3.02(g) of the Credit Agreement is hereby amended to reflect the changes below (to delete the stricken text (indicated below in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated below in the same manner as the following example: underlined text):
“(g)    The Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the twelve-month period ending on March 31, 2018 ~~the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date~~, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) (the “Pro Forma Financials”), it being acknowledged that neither the Administrative Agent nor any Lender shall have any approval right as regards the form or contents of the Pro Forma Financials).”
2.    Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the following conditions precedent:

US-DOCS\104590056.3

(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Company and each of the Lenders.
(b)    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment to the extent invoiced at least one (1) Business Day prior to the Amendment No. 1 Effective Date.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants that this Amendment has been duly executed and delivered by the Company. This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof or otherwise confirmed specifically in writing, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Lenders or the Borrower, nor constitute a waiver thereby of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith, which shall remain unchanged and binding on such parties.
(d)    This Amendment is a Loan Document under (and as defined in) the Credit Agreement.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TAKEDA PHARMACEUTICAL COMPANY LIMITED,
as the Company

By: /s/ Costa Saroukos
Name: Costa Saroukos
Title: Chief Financial Officer

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Takasuke Sekine
Name: Takasuke Sekine
Title: Managing Director

JPMORGAN CHASE BANK, N.A., TOKYO BRANCH, as a Lender

By: /s/ Takasuke Sekine
Name: Takasuke Sekine
Title: Managing Director

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Makoto Takashima
Name: Makoto Takashima
Title: Representative Director

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

MUFG BANK, LTD., as a Lender

By: /s/ Ichiro Numashima
Name: Ichiro Numashima
Title: Executive Officer General Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

MIZUHO BANK, LTD, as a Lender

By: /s/ Taku Ishikawa
Name: Taku Ishikawa
Title: General Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

THE NORINCHUKIN BANK, as a Lender

By: /s/ Hiroshi Kamikawa
Name: Hiroshi Kamikawa
Title: General Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

BANK OF AMERICA, N.A., TOKYO BRANCH, as a Lender

By: /s/ Miwa Ohmori
Name: Miwa Ohmori
Title: Representative in Japan

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

BARCLAYS BANK PLC, TOKYO BRANCH, as a Lender

By: /s/ Kosuke Morihara
Name: Kosuke Morihara
Title: Representative in Japan

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

BNP PARIBAS (ACTING THROUGH ITS TOKYO BRANCH), as a Lender

By: /s/ Nicholas Pillet
Name: Nicholas Pillet
Title: Representative in Japan

By: /s/ Kimiyasu Nishino
Name: Kimiyasu Nishino
Title: Managing Director

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

SUMITOMO MITSUI TRUST BANK, LIMITED, as a Lender

By: /s/ Shigenori Ikemura
Name: Shinegori Ikemura
Title: Executive Officer General Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, TOKYO BRANCH, as a Lender

By: /s/ Oliver Pacton
Name: Oliver Pacton
Title: Representative in Japan

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

NOMURA CAPITAL INVESTMENT CO, LTD, as a Lender

By: /s/ Masahiro Goto
Name: Masahiro Goto
Title: President

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., TOKYO BRANCH, as a Lender

By: /s/ Michio Ryu
Name: Michio Ryu
Title: General Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

BANK OF CHINA LIMITED, TOKYO BRANCH, as a Lender

By: /s/ Zhao Haiqing
Name: Zhao Haiqing
Title: Deputy General Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

COMMERZBANK AG TOKYO BRANCH, as a Lender

By: /s/ Andrea Console
Name: Andrea Console
Title: Country CEO Japan

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

CRÈDIT AGRICOLE CORPORATE AND INVESTMENT BANK, TOKYO BRANCH, as a Lender

By: /s/ Antoine Sirgi
Name: Antoine Sirgi
Title: Senior Country Officer

By: /s/ Hiroyuki Ueno
Name: Hiroyuki Ueno
Title: Managing Director

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

DBS BANK LTD., TOKYO BRANCH, as a Lender

By: /s/ Takako Furuhashi
Name: Takako Furuhashi
Title: Branch Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

ING BANK N.V., TOKYO BRANCH, as a Lender

By: /s/ Katsuhiko Kado
Name: Katsuhiko Kado
Title: Director

By: /s/ Yuichi Hirasawa
Name: Yuichi Hirasawa
Title: Director

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

INTESA SANPAOLO S.P.A. TOKYO BRANCH, as a Lender

By: /s/ Roberto Bisagno
Name: Roberto Bisagno
Title: Representative in Japan

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

SOCIÈTÈ GÈNÈRALE, TOKYO BRANCH, as a Lender

By: /s/ Kanta Murata
Name: Kanta Murata
Title: Deputy Branch Manager

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

STANDARD CHARTERED BANK, TOKYO BRANCH, as a Lender

By: /s/ Sho Takeuchi
Name: Sho Takeuchi
Title: Associate Director

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION (ACTING THROUGH ITS SINGAPORE BRANCH), as a Lender

By: /s/ James Chie
Name: James Chie
Title: Director; Corporate and Investment Banking

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement

THE BANK OF NEW YORK MELLON, TOKYO BRANCH, as a Lender

By: /s/ Douglas Hymas
Name: Douglas Hymas
Title: Representative in Japan

Signature Page to Amendment No. 1 to
Term Loan Credit Agreement